EXHIBIT 10.1

CREDIT AGREEMENT

DATED AS OF JANUARY 31, 2013,

BUT MADE EFFECTIVE AS OF FEBRUARY 22, 2013,

BY AND AMONG

BLUE EARTH, INC., BLUE EARTH TECH, INC.,

BLUE EARTH ENERGY MANAGEMENT, INC.,

BLUE EARTH ENERGY MANAGEMENT SERVICES, INC.,

BLUE EARTH FINANCE, INC., BLUE EARTH ENERGY PARTNERS, LLC,

CASTROVILLA, INC., XNERGY, INC., HVAC CONTROLS & SPECIALTIES, INC.,

 AND ECOLEGACY GAS & POWER, LLC,

COLLECTIVELY, AS BORROWERS,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,

AS LENDER

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of January 31, 2013, but made effective as of February 22, 2013 (the “Effective Date”), is executed by and among BLUE EARTH, INC., a Nevada corporation (the “Issuing Borrower”), BLUE EARTH TECH, INC., a Nevada corporation, BLUE EARTH ENERGY MANAGEMENT, INC., a Nevada corporation, BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a Nevada corporation, BLUE EARTH FINANCE, INC., a Nevada corporation, BLUE EARTH ENERGY PARTNERS, LLC, a Nevada limited liability company, CASTROVILLA, INC., a California corporation, XNERGY, INC., a California corporation, HVAC CONTROLS & SPECIALTIES, INC., an Idaho corporation, and ECOLEGACY GAS & POWER, LLC, a California limited liability company (each of the foregoing, including the Issuing Borrower, hereinafter sometimes individually referred to as a “Borrower” and all such entities sometimes hereinafter collectively referred to as “Borrowers” or the “Credit Parties”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (“Lender”).

WHEREAS, Borrowers have requested that Lender extend a revolving credit facility to Borrowers of up to Ten Million and No/100 Dollars ($10,000,000.00) for the purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit to Borrowers of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Lender a first priority security interest in and Lien upon all of their existing and after-acquired personal and real property, other than the personal and real property excluded as provided herein and in the Security Agreement; and

WHEREAS, in connection with the loans and extensions of credit to be made by Lender pursuant to this Agreement, the officers and directors of the Borrowers are willing to execute validity guarantees in favor of Lender in connection with the Borrowers’ obligations under the Loan Documents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.

DEFINITIONS.

1.1

Defined Terms.  For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)

“Account” shall mean, individually, and “Accounts” shall mean, collectively, any and all accounts (as such term is defined in the UCC) of each of the Borrowers.

(b)

“Affiliate” (a) of Lender shall mean: (i) any entity which, directly or indirectly, Controls, or is Controlled by, or is under common Control with, Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans;

and (b) of a Borrower shall mean any entity which, directly or indirectly, Controls, is Controlled by, or is under common Control with, any Borrower.

(c)

“Agreement” shall mean this Credit Agreement by and among Borrowers and Lender.

(d)

“Borrower” and “Borrowers” shall have the meaning given to such terms in the preamble hereof.

(e)

“ Borrower Lease ” shall have the meaning given to such term in Section 7.17 hereof.

(f)

“Borrowing Base Amount” shall mean an amount, expressed in Dollars, equal to one hundred percent (100%) of the amount of funds then available and cleared in the Lock Box Account as of the date the Borrowing Base Amount is calculated, less any interest or fees then due and payable to Lender under this Agreement.

(g)

“Borrowing Base Certificate” shall mean a certificate delivered by Lender to Borrower from time to time in a form acceptable to Lender, pursuant to which the formula and calculation of the Borrowing Base Amount is made.

(h)

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

(i)

“Capital Expenditures” shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

(j)

“Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the balance sheets of any Borrower prepared in accordance with GAAP.

(k)

“Change in Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of any Borrower, which results in any change in the identity of the individuals or entities previously in Control of such Borrower or the grant of a security interest in any ownership interest of any Person, directly or indirectly Controlling any Borrower, which could result in a change in the identity of the individuals or entities previously in Control of such Borrower.

(l)

“Closing Date” shall mean the date upon which the first Revolving Loan hereunder is initially funded.

(m)

“Collateral” shall have the meaning ascribed thereto in the Security Agreement.

(n)

“Common Stock” shall mean the common stock of the Issuing Borrower, par value $0.001 per share.

(o)

“Compliance Certificate” shall mean the covenant compliance certificate contemplated by Section 10.11 hereof, the form of which is attached hereto as Exhibit “A”.

(p)

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of Borrowers and all such obligations and liabilities of Borrowers incurred pursuant to any agreement, undertaking or arrangement by which Borrowers, or any one of them, either: (i) guarantee, endorse or otherwise become or are contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantee the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertake or agree (whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor; (B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other than for value received; (iv) agree to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertake or agree otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount of the indebtedness, obligation or other liability guaranteed or supported thereby.

(q)

“Control” or “Controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(r)

“Credit Parties” shall have the meaning given to it in the preamble hereof.

(s)

“Customer” shall mean any Person who is obligated to any Borrower for any Receipts.

(t)

“Default Rate” shall mean a per annum rate of interest equal to Seventeen Percent (17%) per annum.

(u)

“Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on any Borrower’s financial statements and determined in accordance with GAAP.

(v)

“Dollars” or “$” means lawful currency of the United States of America.

(w)

“Effective Date” shall have the meaning given to it in the preamble hereof.

(x)

“Employee Plan” means any employee pension benefit plan (other than a multiemployer plan) subject to the provisions of Title IV of ERISA or the minimum funding requirements of Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which a Credit Party or any other entity required to be aggregated with any Credit Party under Section 414(b), (c), (m) or (o) of the Internal Revenue Code and/or Section 4001(b) of ERISA could have any liability.

(y)

“Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrowers’ business or facilities owned or operated by any Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(z)

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(aa)

“Event of Default” shall mean any of the events or conditions set forth in Section 12 hereof.

(bb)

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(cc)

“Excluded Assets” shall have the meaning ascribed to such term in the Security Agreement, and may include Future Projects, and all Receipts associated with any such Future Projects, provided any such Future Project (and Receipts associated therewith) has not become an Included Project in accordance with the terms of this Agreement.

(dd)

“Funded Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination).  Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the Ordinary Course of Business of such Person.

(ee)

“ Future Projects ” shall mean, as of the Effective Date, all Projects, but specifically excluding the Included Projects as of the Effective Date, which are excluded from the Collateral, and whose Receipts are excluded from the requirements of Section 2(e)(i) hereof.  Such Future Projects may become Included Projects, if required to obtain an increase in the Revolving Loan Commitment in accordance with Section 2.1(b)(v) hereof, or if required under the terms of Section 2.1(e)(ii) hereof, and upon such event, such a Project shall automatically cease to be a Future Project and become an Included Project.

(ff)

“GAAP” shall mean United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(gg)

“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(hh)

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

(ii)

“Included Projects” shall mean, as of the Effective Date, those certain projects of the Borrowers known or described as the Solar PV Projects, namely: (i) the Solar PV Joint Development Agreement (sometimes known or described as “Sun Valley”); and (ii) the Orange Center School Project, together with all Receipts associated with such Included Projects.  After the Effective Date, Included Projects shall include any Future Projects that automatically become Included Projects in accordance with Section 2.1(b)(v) hereof, or if required under the terms of Section 2.1(e)(ii) hereof.

(jj)

“Interest Rate” shall mean a fixed rate of interest equal to Twelve Percent (12%) per annum, calculated on the actual number of days elapsed over a 360-day year.

(kk)

“Lender” shall have the meaning given to it in the preamble hereof.

(ll)

“Liabilities” shall mean, at all times, all liabilities of Borrowers that would be shown as such on the balance sheets of each Borrower prepared in accordance with GAAP.

(mm)

“Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest granted by such Person or arising by judicial process or otherwise, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

(nn)

“Loan” or “Loans” shall mean the aggregate of all Revolving Loans made by Lender to Borrower under and pursuant to this Agreement.

(oo)

“Loan Documents” shall mean those documents listed in Sections 3.1, 3.2 and 3.3 hereof, and any other documents or instruments executed in connection with this Agreement or the Revolving Loans contemplated hereby, and all renewals, extensions, future advances, modifications, substitutions, or replacements thereof.

(pp)

“Material Adverse Effect” shall mean: (i) a material adverse change or effect upon the assets, business, prospects, properties, financial condition or results of operations of Borrowers, taken as a whole; (ii) a material impairment of the ability of any Borrower, individually, or all Borrowers, collectively, to perform any of their respective Obligations under any of the Loan Documents; (iii) a material adverse effect on: (A) any material portion of the Collateral; (B) the legality, validity, binding effect or enforceability against any Borrower of any of the Loan Documents; (C) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document; or (D) the practical realization of the benefits of Lender’s rights or remedies under any of the Loan Documents; or (iv) a material adverse effect or impairment on the Lender’s ability to sell Facility Fee Shares or other shares of Issuing Borrower’s Common Stock issuable to Lender under any Loan Documents without limitation or restriction in the Principal Trading Market (to the extent such Facility Fee Shares or other shares are eligible to be sold in the Principal Trading Market under applicable securities laws, rules and regulations, without limitation or restriction).  For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Lender, in its sole, but reasonably exercised, discretion.

(qq)

“Material Contract” shall mean any contract or agreement to which any Borrower is a party or by which any Borrower or any of their respective assets are bound and which: (i) is required to be disclosed to the SEC under applicable Laws and rules and regulations of the SEC; (ii) involves aggregate payments of Two Hundred Thousand Dollars ($200,000) or more to or from any Borrower; (iii) involves delivery, purchase, licensing or provision, by or to any Borrower, of any goods, services, assets or other items having a value (or potential value) over the term of such contract or agreement of Two Hundred Thousand Dollars ($200,000) or more or is otherwise material to the conduct of any Borrower’s business as now conducted and as contemplated to be conducted in the future; (iv) involves a material Borrower Lease; (v) imposes any guaranty, surety or indemnification obligations on any Borrower; or (vi) prohibits any Borrower from engaging in any business or competing anywhere in the world.

(rr)

“Net Income” shall mean, with respect to any period, the amount shown opposite the caption “Net Income” or a similar caption on the financial statements of any Borrower, prepared in accordance with GAAP.

(ss)

“Obligations” shall mean all loans, advances and other financial accommodations (whether primary, contingent or otherwise), all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder), and any fees due to Lender under this Agreement or the other Loan Documents, any expenses incurred by Lender under this Agreement or the other Loan Documents, and any and all other liabilities and obligations of each of the Borrowers to Lender, and the performance by each of the Borrowers of all covenants, agreements and obligations of every nature and kind on the part of Borrowers to be performed, under this Agreement and any other Loan Documents.

(tt)

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

(uu)

“Payment Date” shall have the meaning given to it in Section 2.1(c) hereof.

(vv)

“Permitted Liens” shall mean: (i) Liens for Taxes, assessments or other governmental charges either: (A) not at the time delinquent or thereafter payable without penalty; or (B) being contested in good faith by appropriate Proceedings and, in each case, for which adequate reserves are maintained on the books of the applicable Borrower in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the Ordinary Course of Business and other similar Liens imposed by law; (iii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate Proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of any Borrower taken as a whole or materially impair the use thereof in the operation of any Borrower’s business and, in each case, for which adequate reserves are maintained on the books of the applicable Borrower in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the Financial Statements referred to in Section 7.9 hereof and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding One Hundred Fifty Thousand and 00/100 Dollars ($150,000) arising in connection with court Proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate Proceedings and to the extent such judgments or awards do not constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, restrictive covenants, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Borrower; (vii) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens granted to Lender hereunder and under the Loan Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens disclosed by uniform commercial code financing statements filed under any lease permitted by this Agreement; and (xii) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to any Borrower by such financial institutions in the Ordinary Course of Business of the maintenance and operation of such accounts.

(ww)

“Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

(xx)

“Person” shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(yy)

“Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the NYSE Euronext or the NYSE Market, whichever is at the time the principal trading exchange or market for the Common Stock.

(zz)

“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

(aaa)

“Project” shall mean a specific business project or transaction undertaken by a Borrower that is specifically identifiable, and all Receipts, Accounts, and other items related to such specific project or transaction.  All Projects existing as of the Effective Date are listed and identified on Exhibit “B” attached hereto, and any Projects of any Borrower coming into existence after the Effective Date shall automatically be deemed a Project hereunder and included on Exhibit “B” hereof, even if such Exhibit “B” is not formally modified to so include such Projects coming into existence after the Effective Date.

(bbb)

“Projections” shall mean the projected Receipts expected to be received by a Borrower from a particular Project, as estimated and submitted by Borrowers to Lender, and as approved by Lender.  As of the Effective Date, the Projections for the Included Projects are set forth in Exhibit “C” attached hereto.  With respect to any Future Project that is to become an Included Project in accordance with this Agreement, the Projections for any such Project shall be estimated and submitted by the applicable Borrower to Lender, and once approved by Lender, shall become the Projections for such Project.

(ccc)

“Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, whether owned in fee or pursuant to a lease.

(ddd)

“Receipts” shall mean all revenues, receipts, receivables, Accounts, collections or any other funds at any time received or receivable by any Borrower, or otherwise owing to any Borrower, in connection with its business, operations or from any other source, relating solely to the Included Projects and any Future Projects.

(eee)

“Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

(fff)

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance, and the aggregate of all such direct advances, made by Lender to Borrowers under and pursuant to Section 2.1 of this Agreement.

(ggg)

“Revolving Loan Availability” shall mean at any time the then applicable Revolving Loan Commitment.

(hhh)

“Revolving Loan Commitment” shall mean, on the Closing Date, One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), and in the event Borrowers request and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, shall mean the amount to which Lender agrees to increase the Revolving Loan Commitment,  up to Ten Million and No/100 Dollars ($10,000,000.00), all as applicable pursuant to Section 2.1(b).

(iii)

“Revolving Loan Maturity Date” shall mean the earlier of: (i) six (6) months from the Closing Date; (ii) upon prepayment of the Revolving Note by Borrowers (subject to Section 2.1(d)(ii)); or (iii) the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement, unless the date in clause (i) shall be extended pursuant to Section 2.3 or by Lender pursuant to any modification, extension or renewal note executed by Borrowers and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

(jjj)

“Revolving Note” shall mean that certain Revolving Note in the principal amount of the Revolving Loan Commitment of even date herewith made by Borrowers in favor of Lender, in form substantially similar to that of Exhibit “D” attached hereto, and any renewal, extension, future advance, modification, substitution, or replacement thereof.

(kkk)

“SEC” shall mean the United States Securities and Exchange Commission.

(lll)

“Securities Act” shall mean the Securities Act of 1933, as amended.

(mmm)

“Security Agreement” shall mean a Security Agreement in favor of Lender, in form substantially similar to that of Exhibit “E” attached hereto.

(nnn)

“Subsidiary” and “Subsidiaries” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

(ooo)

“UCC” shall mean the Uniform Commercial Code in effect in Nevada from time to time.

(ppp)

“Validity Guaranties” shall mean the validity guaranties executed by such officers of Borrowers as Lender shall require, in Lender’s sole discretion, which shall be substantially in the form of Exhibit “F” attached hereto.

1.2

Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.  Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of any Borrower on the date of this Agreement.  If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of each Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrowers will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.  Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrowers’ accountants.

1.3

Other Terms Defined in UCC.  All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4

Other Definitional Provisions; Construction.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified.  Wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”  An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 14.3 hereof.  References in this Agreement to any party shall include such party’s successors and permitted assigns.  References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated.  The term “Borrower” or “Borrowers” shall refer collectively to the Issuing Borrower and all of its Subsidiaries from time to time in existence, whether made a part of this Agreement or not, and to each of them individually, in each case as the context may so require, it being the intent of the parties under this Agreement that all of the terms, conditions, provisions and representations hereof shall, to the greatest extent possible, apply equally to each of them, as if each term, covenant, provision and representation was separately made herein by each of them, except only with respect to any terms and provisions that deal directly with the issuance of any Common Stock of the Issuing Borrower, in which case the term Borrower shall mean and refer only to the Issuing Borrower.  To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

2.

REVOLVING LOAN FACILITY.

2.1

Revolving Loan.

(a)

Revolving Loan Commitment.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrowers set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrowers may from time to time request, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Maturity Date, and in such amounts as Borrowers may from time to time request up to the Revolving Loan Availability (and subject at all times to the amounts available to be borrowed in accordance with the Borrowing Base Certificate); provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability, unless agreed to by Lender in its sole discretion; and further provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrowers under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion.  Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date, unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement.  The Revolving Loans shall be used by Borrower only for the specific purposes permitted hereunder and for no other purpose.

(b)

Increase to Revolving Loan Commitment.  Borrowers may request, from time to time, that the Revolving Loan Commitment be increased to up to Ten Million Dollars ($10,000,000); and Lender, in its sole discretion, may make available Revolving Loan Commitment increases to Borrowers.  Lender’s election to increase the Revolving Loan Commitment from time to time may be granted or denied by Lender in its sole and absolute discretion, however, at a minimum, the following conditions must be satisfied:

(i)

no Event of Default shall have occurred or be continuing, or result from the applicable increase of the Revolving Loan Commitment;

(ii)

Borrowers shall have executed and delivered a new or revised Revolving Note reflecting the increase and otherwise in the form of the pre-existing Revolving Note;

(iii)

After giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability;

(iv)

Lender shall have reviewed and accepted, in its sole and absolute discretion, the amount and type of current and historical Receipts of the Borrowers, or other Collateral required for the increase; and

(v)

Future Projects approved by Lender whose Receipts shall be remitted through the Lock Box Account and which shall be added to the Collateral.

(c)

Revolving Loan Interest and Payments.  The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. All accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be payable on a weekly basis on the weekly anniversary date of the Closing Date, or such other date as Lender and Borrowers may agree upon (provided, however, if no such other agreement is made or reached, then on the weekly anniversary date of the Closing Date), commencing on the first such date to occur after the date hereof and on the Revolving Loan Maturity Date (each a “Payment Date”).  Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

(d)

Revolving Loan Principal Repayments.

(i)

Mandatory Principal Prepayments; Overadvances.  All Revolving Loans hereunder shall be repaid by Borrowers on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.  Principal amounts repaid on the Revolving Note may be re-borrowed. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrowers shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.  Lender shall apply funds (in excess of any recurring fees owed under Section 2.2, fees owed to any custodian/back-up servicer, interest owed under Sections 2.1(c) and 2.4 and other fees or charges due and payable to Lender under this Agreement or any other Loan Documents) received into the Lock Box Account as payment against the outstanding principal balance of the Revolving Loans on any Payment Date.

(ii)

Optional Prepayments.  Borrowers may, from time to time, prepay the Revolving Loans, in whole or in part, without premium or penalty.

(e)

Collections; Lock Box.

(i)

To the extent any Customers make or pay any Receipts to any Borrower by a wire transfer or other form of electronic funds transfer, then each Borrower shall direct and instruct all of such Customers to make all such wire transfer or other electronic fund transfer payments directly to the Lock Box Account.  To the extent any Customers make or pay any Receipts to any Borrower by any other form other than wire transfer or electronic funds transfer (such as through a check), then each Borrower shall direct all of its Customers to make and send all such payments and Receipts directly to a post office box designated by, and under the exclusive control of, Lender (such post office box is referred to herein as the “Lock Box”). Each Borrower hereby agrees to undertake any and all required actions, execute any required documents, instruments or agreements, or to otherwise do any other thing reasonably required or requested by Lender in order to effectuate the foregoing.  Lender shall maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion (the “Lock Box Account”), which Lock Box Account shall be maintained in Lender’s name, and into which all Receipts, whether through wires, or any other form, and all other monies, checks, notes, drafts or other payments of any kind owing or payable to any of the Borrowers, shall be deposited.  If any Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of any Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with any Borrower, shall receive any monies, checks, notes, drafts or other payments or Receipts, whether from a Customer, as proceeds from Collateral, or from any other source, the applicable Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account.  Borrowers and Lender agree that all payments made to such Lock Box Account, whether in respect of Receipts, as proceeds of Collateral, or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder including, without limitation, any recurring fees due pursuant to Section 2.2 hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to amounts payable pursuant to Section 2.1(d); and (5) upon the occurrence of an Event of Default, to Lender, to reduce the outstanding Revolving Loan balance to zero. After application and payment of the amounts from the Lock Box Account to Lender in accordance with the immediately preceding sentence, provided the Borrowers are in good standing under this

Agreement and the other Loan Documents, and provided no Event of Default exists under this Agreement or any other Loan Document, and provided no event has occurred that, with the passage of time, or the giving of notice, or both, would constitute an Event of Default under this Agreement or any other Loan Document, then any sums remaining in the Lock Box Account shall be transferred to Borrowers’ operating accounts (as directed by Borrowers) within three (3) Business Days of each Payment Date.  Borrowers agree to pay all reasonable fees, costs and expenses in connection with opening and maintaining of the Lock Box and the Lock Box Account.    All of such reasonable fees, costs and expenses, if not paid by Borrowers within ten (10) Business Days of Lender’s written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the Default Rate.  It is intended that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due or owing to any Borrower from a Customer, any other Person, or otherwise, shall be deposited directly into the Lock Box Account, and if not deposited directly into the Lock Box Account, shall be immediately remitted or endorsed by Borrowers to Lender into the Lock Box Account, and, if that remittance or endorsement of any such item shall not be immediately made for any reason, Lender is hereby irrevocably authorized to remit or endorse the same on each Borrower’s behalf.  For purpose of this Section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as each Borrower’s true and lawful attorney and agent-in-fact: (A) to endorse such Borrower’s name upon said Receipts or items of payment and/or proceeds of Collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Receipts of such Borrower; (B) to take control in any manner of any item of payment or proceeds thereof; and (C) to have access to any lock box or postal box into which any of Borrowers’ mail is deposited, and open and process all mail addressed to any Borrower and deposited therein.

(ii)

Notwithstanding anything contained in Section 2(e)(i) above to the contrary, unless and until the occurrence of an Event of Default under this Agreement or any other Loan Documents, or as otherwise required by Lender as set forth below, the only Receipts of the Borrowers required to be deposited and remitted to the Lock Box Account in accordance with Section 2(e)(i) shall be the Receipts and all other monies, checks, notes, drafts or other payments of any kind owing or payable to any of the Borrowers associated with the Included Projects.  Upon the occurrence of an Event of Default, all Receipts and all other monies, checks, notes, drafts or other payments of any kind owing or payable to any of the Borrowers, whether associated with the Included Projects, or any other Collateral, but excluding any Receipts associated with any Excluded Assets, shall be subject to deposit and remittance through the Lock Box Account in accordance with Section 2(e)(i).  In addition, if the Borrowers at any time request an increase of the Revolving Loan Commitment, such increase shall be subject to Section 2.1(b) above, and in connection with any such increase, if approved by Lender in accordance with Section 2.1(b), all Receipts from Future Projects which are required by Lender to become Included Projects as a condition to the approval of any such increase, shall be required to be deposited and remitted through the Lock Box Account in accordance with Section 2(e)(i) hereof.  Furthermore, commencing on a date that is sixty (60) days after the Effective Date, if the Receipts associated with the Included Projects then running through the Lock Box Account do not meet or exceed, or are not expected to meet or exceed (based on an annual estimate prepared by Lender based on Receipts running through the Lock Box Account as of such date), an amount equal to eighty percent (80%) of the Projections for such Included Projects, the Lender shall have the right to give written notice to Borrowers requiring that Receipts from Future Projects, or from other business operations of the Borrowers, begin to be deposited and remitted through the Lock Box Account in accordance with Section 2(e)(i), and/or requiring that Future Projects, Receipts related thereto, or other assets of the Borrowers, be added to the Collateral, and in such an event, the Borrowers shall immediately upon receipt of such written notice from Lender, undertake all required actions, execute any required documents, instruments, agreements and financing statements, or otherwise do any other thing required or requested by Lender, in order to effectuate remittance and deposit of such additional Receipts through the Lock Box Account in accordance with Section 2(e)(i), and addition of such Future Projects, Receipts related thereto, or other assets of the Borrowers to the Collateral.

(iii)

Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Customer and whether before or after the maturity of any of the Obligations: (A) enforce collection of any of the Accounts and Receipts of any Borrower or other amounts owed to any Borrower by suit or otherwise; (B) exercise all of the rights and remedies of each Borrower with respect to Proceedings brought to collect any Accounts, Receipts, or other amounts owed to each Borrower; (C) surrender, release or exchange all or any part of any Accounts, Receipts, or other amounts owed to each Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account or Receipts of any Borrower, or other amount owed to any Borrower, upon such terms, for such amount and at such time or times as Lender deems reasonably advisable; (E) prepare, file and sign any Borrower’s name on any proof of claim in bankruptcy or other similar document against any Customer or other Person obligated to any Borrower; (F) to have access to any Borrower’s operating accounts, through such Borrower’s online banking system, or otherwise, to make remittances of any Receipts deposited therein into the Lock Box Account as required hereby; and (G) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill each Borrower’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts, Receipts, or other amounts owed to each Borrower.  In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrowers’ expense, notify any parties obligated on any of the Accounts and Receipts to make payment directly to Lender of any amounts due or to become due thereunder.

(iv)

On a monthly basis, Lender shall deliver to Borrowers an invoice and an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers, unless Borrowers notify Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified.

2.2

Fees.

(a)

Intentionally Left Blank.

(b)

Asset Monitoring Fee. Borrowers agree to pay to Lender an asset monitoring fee (“Asset Monitoring Fee”) not to exceed 1.00% of the then existing Revolving

Loan Commitment, which shall be due and payable on the first day of each calendar month during the term of this Agreement.

(c)

Transaction Advisory Fee. Borrowers agree to pay to Lender a transaction advisory fee equal to two percent (2.0%) of the Revolving Loan Commitment as of the Closing Date, and one percent (1.0%) on the amount of any increase thereof pursuant to Section 2.1(b), which shall be due and payable on the Closing Date and on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

(d)

Due Diligence Fees.  Borrowers agree to pay on the Closing Date a due diligence fee equal to Seven Thousand Five Hundred and No/100 Dollars ($7,500.00), of which $2,500.00 was paid upon the execution of the term sheet related to this Agreement and the remaining $5,000.00 shall be due and payable on the Closing Date.

(e)

Document Review and Legal Fees.  Borrowers agree to pay a document review and legal fee equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), of which $2,500.00 was paid upon the execution of the term sheet related to this Agreement and the remaining $10,000.00 shall be due and payable in full on the Closing Date .

(f)

Other Fees.  Each of the Borrowers also agrees to pay to the Lender (or any designee of the Lender), upon reasonable notice, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur or which may otherwise be due and payable in connection with: (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver, subordination, or other modification or termination of any Loan Documents (provided that there shall be no fees for the preparation and negotiation of this Agreement other than as specifically set forth in this Section 2.2); (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv) the failure by any Borrower to perform or observe any of the provisions of this Agreement or any of the Loan Documents.  Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law.  All such costs and expenses, if not paid within ten (10) Business Days after demand, shall bear interest from the date of outlay until paid, at the Default Rate.  All of such costs and expenses shall be additional Obligations of the Borrowers to Lender secured under the Loan Documents.  The provisions of this Subsection shall survive the termination of this Agreement.

(g)

Investment Banking Fee.

(i)

Share Issuance.  The Issuing Borrower shall pay to Lender a fee for investment banking and advisory services provided by the Lender to the Borrowers prior to the Closing Date by issuing to Lender that number of shares of the Issuing Borrower’s Common Stock equal to a dollar amount of $100,000.00 (the “Share Value”).  For purposes of determining the number of shares issuable to Lender under this Section 2.2(g) (the “Facility Fee

Shares”), the Issuing Borrower’s Common Stock shall be valued at the average of the volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the date the Borrowers execute this Agreement (the “Valuation Date”), as reported by Bloomberg (the “VWAP”).  The Lender shall confirm to the Issuing Borrower in writing, the VWAP for the Common Stock as of the Valuation Date, and the corresponding number of Facility Fee Shares issuable to the Lender based on such price.  The Issuing Borrower shall instruct its transfer agent (the “Transfer Agent”) to issue certificates representing the Facility Fee Shares issuable to the Lender simultaneously with the Borrowers’ execution of this Agreement, and shall cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days from the Effective Date.  In the event such certificates representing the Facility Fee Shares issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Agreement and the other Loan Documents.  The Facility Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Issuing Borrower’s Common Stock. The Facility Fee Shares shall be deemed fully earned as of the date the Borrowers execute this Agreement, regardless of the amount or number of Revolving Loans made hereunder.

(ii)

Adjustments.  It is the intention of the Issuing Borrower and Lender that by a date that is twelve (12) months after the Valuation Date (the “Twelve Month Valuation Date”) the Lender shall have generated net proceeds from the sale of the Facility Fee Shares equal to the Share Value.  The Lender shall have the right to sell the Facility Fee Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws.  At any time the Lender may elect after the Twelve Month Valuation Date (or prior to such Twelve Month Valuation Date, if Lender has sold all Facility Fee Shares prior to such Twelve Month Valuation Date), the Lender may deliver to the Issuing Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Facility Fee Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Facility Fee Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then the Issuing Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Facility Fee Shares, the Lender shall have received total net funds equal to the Share Value.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Share Value, then the Issuing Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Share Value.  In the event the Lender receives net proceeds from the sale of Facility Fee Shares equal to the Share Value, and the Lender still has Facility Fee Shares remaining to be sold, the Lender shall return all such remaining Facility Fee Shares to the Issuing Borrower.  In the event additional Common Stock is required to be issued as outlined above, the Issuing Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender’s notification to the Issuing Borrower that additional shares of Common Stock are issuable hereunder, and the Issuing Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days following the date Lender notifies the Issuing Borrower that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents.  Notwithstanding anything contained in this Section 2.2(g) to the contrary, at any time on or prior to the Twelve Month Valuation Date, but not thereafter (unless agreed to by the Lender), the Issuing Borrower shall have the right, at any time during such period, to redeem any Facility Fee Shares then in the Lender’s possession for an amount payable by the Issuing Borrower to Lender in cash equal to the Share Value, less any net cash proceeds received by the Lender from any previous sales of Facility Fee Shares.  Upon Lender’s receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Facility Fee Shares in its possession back to the Issuing Borrower and otherwise undertake any required actions reasonably requested by Issuing Borrower to have such then remaining Facility Fee Shares returned to Issuing Borrower.  In the event the Lender elects to increase the Revolving Loan Commitment as permitted by this Agreement, the Borrowers agree to pay additional advisory service fees to Lender either in cash or in a similar manner as set forth in this Section 2.2(g) through the issuance of additional Facility Fee Shares, at Lender’s sole discretion, in an amount to be determined by Lender not to exceed five percent (5.0%) of the increase.

(iii)

Mandatory Redemption.  Notwithstanding anything contained in this Agreement to the contrary, in the event the Lender has not realized net proceeds from the sale of Facility Fee Shares equal to at least the Share Value by the Twelve Month Valuation Date, then at any time thereafter, the Lender shall have the right, upon written notice to the Issuing Borrower, to require that the Issuing Borrower redeem all Facility Fee Shares then in Lender’s possession for cash equal to the Share Value, less any cash proceeds received by the Lender from any previous sales of Facility Fee Shares, if any.  In the event such redemption notice is given by the Lender, the Issuing Borrower shall redeem the then remaining Facility Fee Shares in Lender’s possession for an amount of Dollars equal to the Share Value, less any cash proceeds received by the Lender from any previous sales of Facility Fee Shares, if any, payable by wire transfer to an account designated by Lender within five (5) Business Days from the date the Lender delivers such redemption notice to the Issuing Borrower.

(iv)

Leak-Out Covenant.  Notwithstanding anything contained in this Section 2.2(g) to the contrary, so long as no Event of Default exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, the Lender agrees that it shall not, during any given calendar week, sell Facility Fee Shares in excess of five percent (5%) of the average weekly volume of the Common Stock on the Principal Trading Market over the immediately preceding calendar week, as reported by Bloomberg.

(v)

Surviving Obligations.  All Obligations of the Borrowers under this Section 2.2(g) shall survive any termination of this Agreement.  The Borrowers agree and acknowledge that notwithstanding the termination of this Agreement, or the payment in full of all of the Borrowers’ Obligations hereunder or under any other Loan Documents, the Issuing Borrower’s Obligations and liability under this Agreement and the other Loan Documents, and the Lender’s Lien and security interest on all Collateral, shall remain valid and effective and shall not be released or terminated, until the Issuing Borrower has fully complied with all of its obligations with respect to payment of the fee contemplated by this Section 2.2(g), and Lender has generated and received net proceeds from the sale of the Facility Fee Shares (or otherwise received equivalent payment thereof in cash as permitted hereunder) equal to the Share Value.

(h)

Matters with Respect to Common Stock.

(i)

Issuance of Conversion Shares.  The parties hereto acknowledge that pursuant to the terms of the Revolving Note, Lender has the right, pursuant to the terms of the Revolving Note, to convert amounts due under the Revolving Note into Common Stock in accordance with the terms of the Revolving Note.  In the event, for any reason, the Issuing Borrower fails to issue, or cause the Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Revolving Note (the “Conversion Shares”) to Lender in connection with the exercise by Lender of any of its conversion rights under the Revolving Note, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Issuing Borrower, a “Conversion Notice” (as defined in the Revolving Note) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Revolving Note, and the Transfer Agent, provided they are the acting transfer agent for the Issuing Borrower at the time, shall, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Conversion Notice, a certificate of the Common Stock of the Issuing Borrower, registered in the name of Lender or its designee, for the number of Conversion Shares to which Lender shall be then entitled under the Revolving Note, as set forth in the Conversion Notice.

(ii)

Issuance of Additional Common Stock Under Section 2.2(g).  The parties hereto acknowledge that pursuant to Section 2.2(g) above, the Issuing Borrower has agreed to issue, simultaneously with the execution of this Agreement and in the future, certain shares of the Issuing Borrower’s Common Stock in accordance with the terms of Section 2.2(g) above.  In the event, for any reason, the Issuing Borrower fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable to Lender under Section 2.2(g), either now or in the future, then the parties hereto acknowledge that Lender shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Issuing Borrower, a written instruction requesting the issuance of the shares of Common Stock then issuable in accordance with Section 2.2(g) above, and the Transfer Agent, provided they are the acting transfer agent for the Issuing Borrower at the time, shall, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, issue such shares of the Issuing Borrower’s Common Stock as directed by Lender, and surrender to a nationally recognized overnight courier for delivery to Lender at the address specified in the Lender’s notice, a certificate of the Common Stock of the Issuing Borrower, registered in the name of Lender or its designee, for the number of shares of Common Stock issuable to Lender in accordance with Section 2.2(g).

(iii)

Removal of Restrictive Legends.  In the event that Lender has any shares of the Issuing Borrower’s Common Stock bearing any restrictive legends, and Lender, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Issuing Borrower and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, then: (A) to the extent such legends could be lawfully removed under applicable laws, Issuing Borrower’s failure to provide the required opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends shall be an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Issuing Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, issue any such shares without restrictive legends as instructed by Lender, and surrender to a common carrier for overnight delivery to the address as specified by Lender, certificates, registered in the name of Lender or its designees, representing the shares of Common Stock to which Lender is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Issuing Borrower.

(iv)

Authorized Agent of the Issuing Borrower.  The Issuing Borrower hereby irrevocably appoints the Lender and its counsel and its representatives, each as the Issuing Borrower’s duly authorized agent and attorney-in-fact for the Issuing Borrower for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein.  The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Obligations of the Borrowers under this Agreement or any other Loan Documents remain outstanding, and so long as the Lender owns or has the right to receive, any shares of the Issuing Borrower’s Common Stock hereunder or under the Revolving Note.  In this regard, the Issuing Borrower hereby confirms to the Transfer Agent and the Lender that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Lender shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Issuing Borrower’s irrevocable authority for Lender and Transfer Agent to process issuances, transfers and legend removals upon instructions from Lender, or any counsel or representatives of Lender, as specifically contemplated herein, without any further instructions, orders or confirmations from the Issuing Borrower.

(v)

Injunction and Specific Performance.  The Issuing Borrower specifically acknowledges and agrees that in the event of a breach or threatened breach by the Issuing Borrower of any provision of this Section 2.2(i), the Lender will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced.  Therefore, in the event of a breach or threatened breach of any provision of this Section 2.2(i) by the Issuing Borrower, the Lender shall be entitled to obtain, in addition to all other rights or remedies Lender may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 2.2(i).

2.3

Renewal of Revolving Loans; Non-Renewal of Revolving Loans; Fees.   So long as no Event of Default exists, Borrowers shall have the option to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for one (1) additional six (6) month period.  To exercise such option, Borrowers shall give written notice to Lender of Borrowers’ renewal of the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional six (6) month period on or before the Revolving Loan Maturity Date.   Upon Borrowers’ renewal and extension, as a condition to the renewal and extension, Borrower shall deliver a renewal fee to Lender equal to two percent (2%) of the then outstanding Revolving Loan Commitment.

2.4

Interest and Fee Computation; Collection of Funds.  Interest accrued hereunder shall be payable as set forth in Section 2.1(d) hereof.  Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.  Principal payments submitted in funds not immediately available shall continue to bear interest until collected.  If any payment to be made by Borrowers hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.  Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5

Automatic Debit.  In order to effectuate the timely payment of any of the Obligations when due, each Borrower hereby authorizes and directs Lender, at Lender’s option, to: (i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of any Borrower; or (ii) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6

Discretionary Disbursements.  Lender, in its sole and absolute discretion, may immediately upon notice to Borrowers, disburse any or all proceeds of the Revolving Loans made or available to Borrowers pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrowers hereunder and not so paid.  All monies so disbursed shall be a part of the Obligations, payable by Borrowers within ten (10) Business Days after demand by Lender.

2.7

U.S. Dollars; Currency Risk.  All Receipts will be in Dollars.  In the event Receipts are not in Dollars, Borrowers shall bear the risk of Lender’s currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction.  Borrowers hereby authorize Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

3.

CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3.

3.1

Intentionally Left Blank.

3.2

Loan Documents to be Executed by Borrowers.  As a condition precedent to Lender’s disbursal or making of the Loans pursuant to this Agreement, Borrowers shall have executed, or caused to be executed and delivered, or cause to be delivered, to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)

Credit Agreement.  One (1) original of this Agreement duly executed by Borrowers;

(b)

Revolving Note.  One (1) original Revolving Note duly executed by Borrowers;

(c)

Security Agreement.  One (1) original of the Security Agreement dated as of the date of this Agreement, executed by Borrowers;

(d)

Intentionally Left Blank.

(e)

Validity Guaranties. Validity Guarantees duly executed by such officers and directors of Borrowers as Lender shall require;

(f)

Search Results.   Lender shall have received copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name any Borrower, under its present name and any previous names, as debtors, together with copies of such financing statements;

(g)

Organizational and Authorization Documents.  A certificate of the corporate secretary of each Borrower certifying and attaching: (i) copies of its articles of incorporation and bylaws (or in the case of any limited liability companies, copies of its articles of organization and operating agreement); (ii) resolutions of the board of directors of such Borrower (or functional equivalent for Borrowers that are not corporations), approving and authorizing such Borrower’s issuance of the Revolving Note, and the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) the signatures and incumbency of the officers of such Borrower executing any of the Loan Documents (or functional equivalent for Borrowers that are not corporations), each of which such Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by such Borrower of any changes therein; and (iv) good standing certificate in the state of incorporation of such Borrower and in each other state requested by Lender in which such Borrower is required to be in good standing or otherwise duly qualified to do business;

(h)

Insurance.   Lender shall have received ACORD certificates or evidences of insurance satisfactory to Lender confirming the existence of insurance required to be maintained pursuant to Section 10.4, together with evidence that Lender has been named as additional insured and lender’s loss payee, as applicable, on all related insurance policies;

(i)

Opinion of Counsel.  A customary opinion of Borrowers’ counsel, in form reasonably satisfactory to Lender; and

(j)

Additional Documents.  Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall reasonably require in connection with this Agreement.

3.3

Issuance of Stock.  The Issuing Borrower shall have issued and delivered to Lender an irrevocable issuance instruction letter and board resolution in form and substance acceptable to Lender, irrevocably authorizing the issuance of the Facility Fee Shares and irrevocably directing its Transfer Agent to issue and deliver the Facility Fee Shares to Lender or its designee.

3.4

Payment of Fees.  Borrowers shall have paid to Lender all fees, costs and expenses, including, but not limited to, due diligence expenses, attorney’s fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the Revolving Note).

3.5

Event of Default.  No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

3.6

Adverse Changes.  There shall not have occurred any Material Adverse Effect.

3.7

Litigation.  No pending claim, investigation, litigation or governmental Proceeding shall have been instituted against any Borrower or any of their respective Subsidiaries or any of their respective officers or shareholders.

3.8

Representations and Warranties.  No representation or warranty of Borrowers contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.9

Due Diligence.  The business, legal and collateral due diligence review performed by Lender, including, but not limited to, a review of Borrowers’ historical performance and financial information, must be acceptable to Lender in its sole discretion.  Lender reserves the right to increase any and all aspects of its due diligence in Lender’s sole discretion.

3.10

Key Personnel Investigations.  Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of Borrowers’ principals and management teams.

3.11

Repayment of Outstanding Indebtedness.  Borrowers shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

4.

NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrowers and delivered to Lender and given in substitution therefor) duly executed by Borrowers and payable to the order of Lender.  At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender.  All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Revolving Loans advanced hereunder; (ii) any unpaid interest owing on the Revolving Loans; and (iii) all amounts repaid on the Revolving Loans.  The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrowers under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

5.

MANNER OF BORROWING.

5.1

Loan Requests.  Subject to Section 2.1(a) and Article 3 hereof, the Loans shall be made available to Borrowers upon Borrowers’ request, from any Person whose authority to so act has not been revoked by any Borrower in writing previously received by Lender. Borrowers may make requests for borrowing no more than one time every two (2) weeks up to the then applicable Revolving Loan Commitment; provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrowers under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion.  A request for a Loan may only be made if no Event of Default shall have occurred or be continuing and shall be subject to: (i) Lender’s preparation of a Borrowing Base Certificate, showing that there is borrowing availability under the Revolving Loan Commitment; and (ii) Receipts deposited into the Lock Box Account and other Collateral being acceptable to Lender.  In addition, a request for a Loan must be received by no later than 11:00 a.m. eastern time the day it is to be funded and be in a minimum amount equal to Fifty Thousand Dollars and No/100 ($50,000.00).

5.2

Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from the President or Chief Executive Officer, or any other authorized representative of Borrowers.  Each Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and each of such Borrowers hereby indemnifies Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

6.

SECURITY FOR THE OBLIGATIONS.

To secure the payment and performance by Borrowers of the Obligations hereunder, each Borrower grants, under and pursuant to the Security Agreement executed by Borrowers dated as of the date hereof, to Lender, its successors and assigns, a continuing, first-priority security interest in, and does hereby assign, transfer, mortgage, convey, pledge, hypothecate and set over to Lender, its successors and assigns, all of the right, title and interest of each Borrower in and to the Collateral, whether now owned or hereafter acquired, and all proceeds (including, without limitation, all insurance proceeds) and products of any of the Collateral.  At any time upon Lender’s request, Borrowers shall execute and deliver to Lender any other documents, instruments or certificates reasonably requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.

7.

REPRESENTATIONS AND WARRANTIES OF BORROWERS.

To induce Lender to make the Loans, each Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

7.1

Subsidiaries.  Other than the Subsidiaries listed in the introductory paragraph of this Agreement, each of which is a wholly-owned Subsidiary of the Issuing Borrower, no Borrower owns, directly or indirectly, any outstanding securities of or other interests in, or have any Control over, any other Person.

7.2

Borrower Organization and Name.  Each Borrower is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the full power and authority and all necessary Permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted.  Each Borrower is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification.  The exact legal name of each Borrower is as set forth in the first paragraph of this Agreement, and no Borrower currently conducts, nor has any Borrower, during the last five (5) years conducted, business under any other name or trade name, except Blue Earth, Inc. was previously known as Genesis Fluid Solutions Ltd. and prior thereto as Cherry Tankers, Inc.

7.3

Authorization; Validity.  Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of any Borrower, its board of directors, stockholders, members, managers, or any other Person is necessary or required by any

Borrower to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its Obligations hereunder and thereunder, except for such consents as have been obtained prior to the Closing Date.  The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any material provision of law or of any Borrower’s articles of incorporation, bylaws, articles of organization, operating agreement, or other governing documents.  All necessary and appropriate corporate or limited liability company action has been taken on the part of each Borrower to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note and the Facility Fee Shares.  This Agreement and the Loan Documents are valid and binding agreements and contracts of each Borrower, enforceable against each Borrower in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.  No Borrower knows of any reason why any Borrower cannot perform any of its obligations under this Agreement, the Loan Documents or any related agreements.

7.4

Capitalization.  The authorized capital stock or other capitalization of each Borrower, as applicable, is as set forth in Schedule 7.4 attached hereto.  Schedule 7.4 shall specify, for each Borrower, the total number of authorized shares of capital stock or other securities, and of such authorized shares or securities, the number which are designated as common stock (“Common Stock”), the number designated as preferred stock, or any other applicable designations.  Schedule 7.4 shall also specify, for each Borrower, as applicable, as of the date hereof, the number of shares of Common Stock issued and outstanding and the number of shares of preferred stock issued and outstanding, or, if applicable, the classes of other securities issued and outstanding. All of the outstanding shares of capital stock or other securities of each Borrower are validly issued, fully paid and non-assessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares or securities were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  As of the date of this Agreement, no shares of any Borrower’s capital stock or other securities of any Borrower are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by any Borrower.  The Common Stock is currently quoted on the OTC Markets under the trading symbol “BBLU”.  The Issuing Borrower has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Issuing Borrower has maintained all requirements on its part for the continuation of such quotation.  Except as set forth in Schedule 7.4 attached hereto and except for the securities to be issued pursuant to this Agreement, as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or other securities of Issuing Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Issuing Borrower or any of its Subsidiaries is or may become bound to issue additional shares of capital stock or other securities of the Issuing Borrower or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or securities of the Issuing Borrower or any of its

Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of Issuing Borrower or any of its Subsidiaries, or by which Issuing Borrower or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to Issuing Borrower or any of its securities and there are no outstanding comment letters from the SEC, the Principal Trading Market, or any other Governmental Authority with respect to any securities of the Issuing Borrower or any of its Subsidiaries; (iv) there are no agreements or arrangements under which Issuing Borrower or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act; (v) there are no financing statements filed with any Governmental Authority securing any obligations of Issuing Borrower or any of its Subsidiaries, or filed in connection with any assets or properties of Issuing Borrower or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of any Borrower which contain any redemption or similar provisions, and there are no contracts or agreements by which such Borrower is or may become bound to redeem a security of such Borrower (except pursuant to this Agreement).  Each Borrower has furnished to the Lender true, complete and correct copies of, as applicable: (I) if a Borrower is a corporation, such Borrower’s articles of incorporation, as amended and as in effect on the date hereof and Borrower’s bylaws, as in effect on the date hereof, and any other governing or organizational documents, as applicable; (II) if a Borrower is another form of entity, such Borrower’s governing or organizational documents, as applicable for such an entity.  Except for the documents delivered to Lender in accordance with the immediately preceding sentence, there are no other shareholder agreements, voting agreements, operating agreements, or other contracts or agreements of any nature or kind that restrict, limit or in any manner impose obligations, restrictions or limitations on the governance of each Borrower.

7.5

No Conflicts; Consents and Approvals.  The execution, delivery  and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Facility Fee Shares, will not: (i) constitute a violation of or conflict with any organizational or governing documents of any Borrower; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any material contract or agreement to which any Borrower is a party or by which any of its or their assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; (iv) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including United States federal and state securities laws and the rules and regulations of the Principal Trading Market); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Lien, claim or encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, any Borrower or any of their respective assets that would have a Material Adverse Effect.  No Borrower is in violation of its organizational or governing documents, as applicable, and to Borrowers’ knowledge, no Borrower is in default or breach (and no event has occurred which with notice or lapse of time or both could put any Borrower in default or breach) under, and no Borrower has taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any contract or agreement to which any Borrower is a party or by which any property or assets of any Borrower are bound or affected. No business of any Borrower is being conducted, and shall not be conducted, in violation of any material law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, no Borrower is required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof, or to issue the Facility Fee Shares in accordance with the terms hereof.  All consents and approvals which any Borrower is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

7.6

Issuance of Securities. The Facility Fee Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof.  Any shares issuable upon conversion of the Revolving Note, in accordance with the terms of the Revolving Note, are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof.  Assuming the accuracy of the Lender’s representations in Section 8 below, the issuance of the Facility Fee Shares and any shares issuable upon conversion of the Revolving Note is and will be exempt from and/or in compliance with: (i) the registration and prospectus delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

7.7

Compliance With Laws.  The nature and transaction of each Borrower’s business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned, leased, or occupied by each Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any Permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

7.8

Environmental Laws and Hazardous Substances.  Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and Permits) and are used in such amounts as are customary in the Ordinary Course of Business in compliance with all applicable Environmental Laws, each Borrower represents and warrants to Lender that, to its knowledge: (i) no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of any Borrower (whether or not owned by any Borrower) in any manner which at any time violates any

Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of each Borrower comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to any Borrower’s knowledge, threatened in writing; and (iv) no Borrower has any liability, contingent or otherwise, in connection with a release, spill or discharge of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.9

Collateral Representations.  No Person other than one or more Borrowers, owns or has other rights in the Collateral, and the Collateral is free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

7.10

SEC Documents; Financial Statements. The Common Stock of the Issuing Borrower is registered pursuant to Section 12 of the Exchange Act, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC or any other Governmental Authority (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Issuing Borrower is current with its filing obligations under the Exchange Act and all SEC Documents have been filed on a timely basis or the Issuing Borrower has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Issuing Borrower represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Lender, and Lender acknowledges that it may retrieve all SEC Documents from such website and Lender’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Lender; provided, however, that if Lender is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond Lender’s control, then upon request from Lender, the Issuing Borrower shall deliver to Lender true and complete copies of such SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents).  As of their respective dates, the consolidated financial statements of the Issuing Borrower and its Subsidiaries included in the SEC Documents (the “Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Borrower and all of its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  To the knowledge of each Borrower and its officers, no other information provided by or on behalf of any Borrower to the Lender which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

7.11

Absence of Certain Changes.  Since the date the last of the SEC Documents was filed with the SEC, none of the following have occurred:

(a)

There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)

Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by any Borrower other than in the Ordinary Course of Business.

7.12

Litigation and Taxes.  There is no Proceeding pending or, to each Borrower’s knowledge, threatened in writing against any Borrower or their respective officers, managers, members or shareholders, or against or affecting any of their respective assets.  In addition, there are no outstanding judgments, orders, writs, decrees or other similar items against or affecting any Borrower, its business or assets.  No Borrower has received any material complaint in writing from any Customer, supplier, vendor or employee.  Except as set forth in Schedule 7.12,  each Borrower has duly filed all applicable income or other tax returns and has paid all income or other taxes when due (taking into account all applicable extensions permitted by law).  There is no Proceeding, controversy or objection pending or threatened in writing in respect of any tax returns of any Borrower.

7.13

Event of Default.  No Event of Default has occurred and is continuing, and to Borrower’s knowledge, no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents.

7.14

ERISA Obligations.  To the knowledge of each Borrower, all Employee Plans of each Borrower meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified.  No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies.  To the knowledge of each Borrower, each Borrower has promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.15

Adverse Circumstances.  No known condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding exists which: (i) would adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could reasonably be expected to materially and adversely affect the ability of any Borrower to perform its obligations under the Loan Documents; (iii) would constitute an Event of Default under any of the Loan Documents; (iv) would constitute such an Event of Default with the giving of notice or lapse of time or both; or (v) could reasonably be expected to give rise to a Material Adverse Effect.

7.16

Liabilities and Indebtedness of the Borrower.  No Borrower has any Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) liabilities and obligations incurred in the Ordinary Course of Business of each Borrower since the date of the last Financial Statements filed by the Issuing Borrower with the SEC which do not or would not have a Material Adverse Effect.

7.17

Real Estate.

(a)

Real Property Ownership.  Except for the Borrower Leases, Borrower does not own any Real Property.

(b)

Real Property Leases.  Except for ordinary office leases described in the SEC Documents (the “Borrower Leases”), no Borrower leases any other Real Property.  With respect to each of the Borrower Leases: (i) each Borrower has been in peaceful possession of the property leased thereunder and to Borrowers’ knowledge, neither Borrower nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the obligations thereunder has been granted by any Borrower or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to any Borrower which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Borrower Leases, or any of them, or have a Material Adverse Effect.  No Borrower has violated nor breached any material provision of any such Borrower Leases, and all material obligations required to be performed by any Borrower under any of such Borrower Leases have been fully, timely and properly performed.  Each Borrower has delivered to the Lender true, correct and complete copies of all Borrower Leases, including all modifications and amendments thereto, whether in writing or otherwise.  No Borrower has received any written notice to the effect that any of the Borrower Leases will not be renewed at the termination of the term of such Borrower Leases, or that the Borrower Leases will be renewed only at higher rents.

7.18

Material Contracts.  An accurate, current and complete copy of each of the Material Contracts has been furnished to Lender and/or is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof.  There are no outstanding offers, bids, proposals or quotations made by any Borrower which, if accepted, would create a Material Contract with such Borrower.  Each of the Material Contracts is in full force and effect and is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof.  To the knowledge of each Borrower and its officers, all obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any obligation of any party thereto or the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of any Borrower.  Further, no Borrower has received any notice, nor does any Borrower have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

7.19

Title to Assets.  Each Borrower has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted, free and clear of all Liens, claims, charges or other encumbrances or restrictions on the transfer or use of same, other than Permitted Liens.  Except as would not have a Material Adverse Effect, the assets and properties of each Borrower are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

7.20

Intellectual Property. Each Borrower owns or possesses adequate and legally enforceable  rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. No Borrower has any knowledge of any infringement by any Borrower of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of each Borrower, there is no claim, demand or Proceeding, or other demand of any nature being made or brought against, or to each Borrowers’ knowledge, being threatened against, any Borrower regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and no Borrower is aware of any facts or circumstances which might give rise to any of the foregoing.

7.21

Labor and Employment Matters.  No Borrower is involved in any labor dispute or, to the knowledge of any Borrower, is any such dispute threatened in writing. To the knowledge of each Borrower and its officers, none of the employees of any Borrower is a member of a union and each Borrower believes that its relations with its employees are good.  To the knowledge of each Borrower and its officers, each Borrower has complied in all material respects with all laws, rules, ordinances and regulations relating to employment matters, civil rights and equal employment opportunities.

7.22

Insurance.  Each Borrower is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, assets and business against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Borrowers are engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”).  Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid.  None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this

Agreement.  Each Borrower has complied with the provisions of such Insurance Policies.  No Borrower has been refused any insurance coverage sought or applied for and no Borrower has any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of any Borrower.

7.23

Permits.  Each Borrower possesses all Permits necessary to conduct its business, and no Borrower has received any notice of, or is otherwise involved in, any Proceedings relating to the revocation or modification of any such Permits.  All such Permits are valid and in full force and effect and to Borrowers’ knowledge, each Borrower is in full compliance with the respective requirements of all such Permits.

7.24

Lending Relationship.  Each Borrower acknowledges and agrees that the relationship hereby created with Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that no Borrower has relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans. Lender represents that it will receive the Revolving Note payable to its order as evidence of the Loans.

7.25

Compliance with Regulation U.  No portion of the proceeds of the Loans shall be used by any Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.26

Governmental Regulation.  No Borrower is, nor after giving effect to any Loan, will be, subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.27

Bank Accounts.  Schedule 7.27 sets forth, with respect to each account of each Borrower with any bank, broker, merchant processor, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account.

7.28

Places of Business.  The principal place of business of each Borrower is set forth on Schedule 7.28 and each Borrower shall promptly notify Lender of any change in such location.  No Borrower will remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling stock; (iii) Inventory sold or leased in the Ordinary Course of Business; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the Ordinary Course of Business of each Borrower.

7.29

Illegal Payments.  No Borrower, nor any director, officer, member, manager,  agent, employee or other Person acting on behalf of any Borrower has, in the course of his actions for, or on behalf of, any Borrower: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.30

Related Party Transactions.  Except as set forth in Schedule 7.30, except as set forth in the SEC Documents, and except for arm’s length transactions pursuant to which any Borrower makes payments in the Ordinary Course of Business upon terms no less favorable than such Borrower could obtain from third parties, none of the officers, directors, managers, or employees of any Borrower, nor any stockholders, members or partners who own, legally or beneficially, more than five percent (5%) of the ownership interests of any Borrower (each a “Material Shareholder”), is presently a party to any transaction with any Borrower (other than for services as employees, officers and directors), including any contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the knowledge of each Borrower, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of any Borrower or Material Shareholder is an officer, director, trustee or partner.  There are no claims, demands, disputes or Proceedings of any nature or kind between any Borrower and any officer, director or employee of any Borrower or any Material Shareholder, or between any of them, relating to any Borrower.

7.31

Internal Accounting Controls.  Each Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability , however, are not recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and regulations; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.32

Brokerage Fees.  Except for Meyers Associates, LP, there is no Person acting on behalf of any Borrower who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.  Meyers Associates, LP, a FINRA registered securities brokerage firm, shall be paid a finder’s fee by the Borrowers, at Closing, in accordance with a separate agreement between the Borrowers and Meyers Associates, LP.

7.33

No General Solicitation.  No Borrower, nor any of their respective Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of the Revolving Note.

7.34

No Integrated Offering.  No Borrower, nor any of their respective Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Note, the Facility Fee Shares or any securities issuable upon conversion of the Revolving Note under the Securities Act or cause this offering of such securities to be integrated with prior offerings by any Borrower for purposes of the Securities Act.

7.35

Private Placement.  Assuming the accuracy of the Lender’s representations and warranties set forth in Section 8 below, no registration under the Securities Act or the laws, rules or regulation of any other Governmental Authority is required for the issuance of the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of the Revolving Note as contemplated hereby.

7.36

Complete Information.  This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of any Borrower fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

8.

REPRESENTATIONS AND WARRANTIES OF LENDER.

Lender makes the following representations and warranties to the Borrowers, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

8.1

Investment Purpose. Lender is acquiring the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of the Revolving Note, for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

8.2

Accredited Lender Status. Lender is an “Accredited Lender” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

8.3

Reliance on Exemptions. Lender understands that the Revolving Note, the Facility Fee Shares or the shares issuable upon conversion of the Revolving Note, are each being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Borrowers are relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire such securities.

8.4

Information. Lender has been furnished with all materials it has requested relating to the business, finances and operations of Borrowers and information deemed material by Lender to making an informed investment decision regarding the Revolving Note. Lender has been afforded the opportunity to ask questions of Borrowers and their management.  Neither such inquiries nor any other due diligence investigations conducted by Lender or its representatives shall modify, amend or affect Lender’s right to rely on Borrowers’ representations and warranties contained in Article 7 above or in any other Loan Documents. Lender understands that its investment in the Revolving Note involves a high degree of risk. Lender is in a position regarding Borrowers, which, based upon economic bargaining power, enabled and enables Lender to obtain information from Borrowers in order to evaluate the merits and risks of this investment. Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the Revolving Note.

8.5

No Governmental Review. Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Revolving Note, or the fairness or suitability of the investment in the Revolving Note, nor have such authorities passed upon or endorsed the merits of the offering of the Revolving Note.

8.6

Transfer or Resale.  Lender understands that: (i) the Revolving Note, the Facility Fee Shares and the shares issuable upon conversion of the Revolving Note, have not been and are not being registered under the Securities Act or any other foreign or state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (A) subsequently registered thereunder; or (B) Lender shall have delivered to Issuing Borrower an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; and (ii) neither Borrower nor any other Person is under any obligation to register such securities under the Securities Act or any foreign or state securities laws or to comply with the terms and conditions of any exemption thereunder, except as otherwise set forth in this Agreement.

8.7

Brokerage Fees .  Lender has not dealt with any Person other than Meyers Associates, LP, which is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

8.8

Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.9

Intentionally Left Blank.

8.10

Due Formation of Lender. Lender is an entity that has been formed and validly exists and has not been organized for the specific purpose of purchasing the Revolving Note and is not prohibited from doing so.

8.11

No Legal Advice from Borrower. Lender acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of Borrowers or any of their representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction; provided, however, the foregoing shall not modify, amend or affect Lender’s right to rely on Borrowers’ representations and warranties contained in Article 7 above or in any other Loan Documents.

9.

NEGATIVE COVENANTS.

9.1

Indebtedness.  No Borrower shall, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a)

the Obligations;

(b)

endorsement for collection or deposit of any commercial paper secured in the Ordinary Course of Business;

(c)

obligations for taxes, assessments, municipal or other governmental charges; provided, the same are being contested in good faith by appropriate Proceedings and are insured against or bonded over to the satisfaction of Lender;

(d)

obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business; provided that, any management or similar fees payable by any Borrower shall be fully subordinated in right of payment to the prior payment in full of the Loans made hereunder;

(e)

obligations existing on the date hereof which are disclosed on the Financial Statements;

(f)

unsecured intercompany Funded Indebtedness incurred in the Ordinary Course of Business;

(g)

Funded Indebtedness existing on the Closing Date and set forth in the Financial Statements, including any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing; provided such Funded Indebtedness has been approved by Lender;

(h)

Funded Indebtedness consisting of Capital Lease obligations or secured by Permitted Liens of the type described in clause (g) of the definition thereof not to exceed $250,000 in the aggregate at any time;

(i)

Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder, or otherwise incurred in the Ordinary Course of Business;

(j)

Contingent Liabilities incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(k)

Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies; and

(l)

Funded Indebtedness incurred in connection with any Future Projects that have not become Included Projects in accordance with the terms of this Agreement, provided, however, no such Funded Indebtedness shall be permitted to be incurred by any Borrower at any time if the Projections for any Included Projects are not being met as of such time.

9.2

Encumbrances.  No Borrower shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of any Borrower or their Subsidiaries, whether owned at the date hereof or hereafter acquired, except for: (i) Permitted Liens; (ii) Liens which only encumber Excluded Assets; or (iii) as otherwise authorized by Lender in writing.

9.3

Investments.  No Borrower shall, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person, except as may be first approved by Lender, which approval shall not be unreasonably withheld (and Lender agrees to provide its approval or disapproval within three (3) business days after Lender receives all pertinent information relating to any such transaction), and except the following:

(a)

The stock or other ownership interests in a Subsidiary existing as of the Closing Date;

(b)

investments in direct obligations of the United States or any state in the United States;

(c)

trade credit extended by any Borrower in the Ordinary Course of Business;

(d)

investments in securities of Customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Customers;

(e)

investments existing on the Closing Date and set forth in the Financial Statements;

(f)

Capital Expenditures permitted under Section 9.5; or

(g)

Acquisition of that certain intelligent digital battery technology company previously disclosed by Borrowers to Lender, so long as such acquisition is for Common Stock only and payments in the future out of profits realized from the company so acquired, and does not include any other cash payments from any Borrower.

Nothing in this Section 9.3 shall prohibit the Issuing Borrower from issuing Common Stock in connection with transactions not otherwise prohibited hereunder.

9.4

Transfer; Merger.  No Borrower shall, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that any Borrower may:

(a)

sell or lease Inventory and Equipment in the Ordinary Course of Business;

(b)

upon not less than three (3) Business Days’ prior written notice to Lender, any Subsidiary of any Borrower may merge with (so long as the applicable Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to any Borrower;

(c)

dispose of used, worn-out or surplus equipment in the Ordinary Course of Business;

(d)

discount or write-off overdue Accounts for collection in the Ordinary Course of Business;

(e)

sell or otherwise dispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 9.3 in the Ordinary Course of Business; and

(f)

grant Permitted Liens.

9.5

Capital Expenditures.  Without Lender’s prior consent, no Borrower shall make or incur obligations for any Capital Expenditures in any fiscal year in excess of $100,000.00 for any one Capital Expenditure, or $200,000.00 for all Capital Expenditures in any fiscal year, in the aggregate, exclusive of expenditures made through the issuance of the Issuing Borrower’s Common Stock.

9.6

Issuance of Stock.  The Subsidiaries shall not, nor shall the Issuing Borrower permit any of its Subsidiaries to, either directly or indirectly, issue or distribute any additional capital stock or other securities of any such Subsidiaries without the prior written consent of Lender.

9.7

Distributions; Restricted Payments.  No Borrower shall: (i) purchase or redeem any shares of its stock or declare or pay any dividends or distributions, whether in cash or otherwise (provided that Issuing Borrower may issue shares of its Common Stock in connection with any conversions of outstanding Series A and Series B Preferred Stock in accordance with the rights, designations, terms and provisions of such Series A and Series B Preferred Stock) , make any distribution of its property or assets, or make any loans, advances or extensions of credit to, or investments in, any Persons, including, without limitation, such Borrower’s Affiliates, officers, partners or employees, without the prior written consent of Lender; (ii) make any payments of any Funded Indebtedness other than as permitted hereunder; or (iii) increase the annual salary paid to any officers of any Borrower as of the Closing Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Closing Date, a copy of which has been delivered to and approved by the Lender, or unless such increase is payable solely in Common Stock.

9.8

Use of Proceeds.  No Borrower, nor any of their Subsidiaries or Affiliates, shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender.  In addition, no Borrower, nor any of their Subsidiaries or Affiliates, shall use any portion of the proceeds of the Loans, either directly or indirectly, for any of the following purposes: (i) to make any payment towards any Funded Indebtedness of any Borrower or any Subsidiaries or Affiliates thereof, except to the extent set forth in the Use of Proceeds Confirmation approved by Lender; (ii) to pay any taxes of any nature or kind that may be due by any Borrower or any Subsidiaries or Affiliates thereof; (iii) to pay any obligations or liabilities of any nature or kind due or owing to any officers, directors, employees, or Material Shareholders of any Borrower or any Subsidiaries or Affiliates thereof, except to the extent set forth in the Use of Proceeds Confirmation approved by Lender.  Borrowers shall only use any portion of the proceeds of the Loans for the purposes set forth in a “Use of Proceeds Confirmation” to be executed by Borrowers on the Closing Date, unless Borrowers obtain the prior written consent of Lender to use proceeds of Loans for any other purpose, which consent may be granted or withheld by Lender in its sole and absolute discretion.

9.9

Business Activities; Change of Legal Status and Organizational Documents.  No Borrower shall: (i) engage in any line of business other than the businesses engaged in on the date hereof and business reasonably related thereto; (ii) change its name, its type of organization, its jurisdictions of organization or other legal structure; or (iii) permit its articles of incorporation, bylaws, articles of organization or operating agreement, or other organizational documents to be amended or modified in any way which could reasonably be expected to materially and adversely affect the interests of Lender.

9.10

Transactions with Affiliates.  No Borrower shall enter into any transaction with any of its Affiliates, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to such Borrower than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of such Borrower.

9.11

Bank Accounts.  No Borrower shall maintain any bank, deposit, credit card payment processing accounts, or other accounts with any financial institution, payment processing company, or any other Person, for any Borrower or any Subsidiary or Affiliate of any Borrower, other than Borrowers’ respective accounts listed in the attached Schedule 7.27, and other than the Lock Box Account established pursuant to this Agreement.  Specifically, no Borrower may change, modify, close or otherwise affect the Lock Box Account or any of the other accounts listed in Schedule 7.27, without Lender’s prior written approval, which approval may be withheld or conditioned in Lender’s sole and absolute discretion.

10.

AFFIRMATIVE COVENANTS.

10.1

Intentionally Omitted.

10.2

Corporate Existence.  Each Borrower shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which such Borrower is presently conducting.

10.3

Maintain Property.  Each Borrower shall at all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as each Borrower deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.  Each Borrower shall permit Lender to examine and inspect such plant, properties and equipment, including, but not limited to, any Collateral, at all reasonable times upon reasonable notice during business hours.  During the continuance of any Event of Default, Lender shall, at Borrowers’ expense, have the right to make additional inspections without providing advance notice.

10.4

Maintain Insurance.  Each Borrower shall at all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by each Borrower which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.  Prior to the date of the funding of any Loans under this Agreement, each Borrower shall deliver to Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.  All such policies of insurance must be reasonably satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of each Borrower, shall identify Lender as sole/lender’s loss payee and as an additional insured.  In the event any Borrower fails to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by any Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable.  This insurance coverage: (i) may, but need not, protect any Borrower’s interest in such property, including, but not limited to, the Collateral; and (ii) may not pay any claim made by, or against, any Borrower in connection with such property, including, but not limited to, the Collateral.  Any Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force.  The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by Borrowers to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance.  The costs of such insurance, which may be greater than the cost of insurance which any Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by

Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid within five (5) Business Days after demand by any applicable Borrower.

10.5

Tax Liabilities.

(a)

Each Borrower shall at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against such Borrower or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate Proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b)

Each Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes imposed by the State of Florida in connection with the execution of this Agreement, the Security Agreement and the Revolving Note , other than taxes based upon the income of Lender.

10.6

ERISA Liabilities; Employee Plans.  Each Borrower shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to such Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by such Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

10.7

Financial Statements.  Each Borrower shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year end adjustments and need not be consolidated), and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of such Borrower as Lender may from time to time request or require, including, but not limited to:

(a)

If the Revolving Loan Maturity Date is extended beyond the original term, as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of each Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(b)

as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly financial statements of each Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal period then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President or Chief Financial Officer of each Borrower;

(c)

as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of each Borrower regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President or Chief Financial Officer of each Borrower.

No change with respect to such accounting principles shall be made by any Borrower without giving prior notification to Lender. Each Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of each Borrower in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of each Borrower and make extracts therefrom.  Each Borrower shall at all times comply with all reporting requirements of the SEC to the extent applicable.

Each Borrower agrees to advise Lender immediately, in writing, of the occurrence of any Material Adverse Effect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

10.8

Additional Reporting Requirements. Each Borrower shall provide the following reports and statements to Lender as follows:

(a)

On or prior to the Closing Date, Borrowers shall provide to Lender an income statement projection showing, in reasonable detail, the Borrowers’ income statement projections for the twelve (12) calendar months following the Closing Date for all Included Projects (the “Income Projections”).  In addition, on the fifth (5th) day of every calendar month after the Closing Date, the Borrowers shall provide to Lender a report comparing the Income Projections to actual results.  Any variance in the Income Projections to actual results that is more than ten percent (10%) (either above or below) will require the Borrowers to submit to Lender written explanations as to the nature and circumstances for the variance.  In the event the Included Projects change after the Closing Date, Borrowers shall provide to Lender new Income Projections reflecting such change in Included Projects.

(b)

On the fifth (5th) day of every calendar month after the Closing Date, the Borrowers shall provide to Lender a report comparing the use of the proceeds of the Revolving Loans set forth in the Use of Proceeds Confirmation, with the actual use of such proceeds.  Any variance in the actual use of such proceeds from the amounts set forth in the approved Use of proceeds Confirmation will require the Borrowers to submit to Lender written explanations as to the nature and circumstances for the variance.

(c)

Borrowers shall submit to Lender true and correct copies of all bank statements received by any Borrower within five (5) days after such Borrower’s receipt thereof from its bank.

(d)

Promptly upon receipt thereof, Borrowers shall provide to Lender copies of interim and supplemental reports, if any, submitted to any Borrower by independent accountants in connection with any interim audit or review of the books of any Borrower.

10.9

Aged Accounts/Payables Schedules.  Each Borrower shall, within twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the Accounts of each Borrower relating to all Included Projects, listing the name and amount due from each Customer and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of each Borrower. Each Borrower shall, within twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the accounts payable of each Borrower, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days;  (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the Chief Financial Officer or the President of each Borrower.

10.10

Failure to Provide Reports.  If at any time during the term of this Agreement, Borrowers shall fail to timely provide any reports required to be provided by Borrowers to Lender under this Agreement or any other Loan Document, in addition to all other rights and remedies that Lender may have under this Agreement and the other Loan Documents, the leak-out covenant in Section 2.2(g)(iv) shall automatically be adjusted upwards to allow Lender to sell Facility Fee Shares up to the greater of: (i) ten percent (10%) of the average weekly volume of the Common Stock on the Principal Trading Market over the immediately preceding calendar week, as reported by Bloomberg; or (ii) seven thousand (7,000) shares of Common stock per calendar week.

10.11

Covenant Compliance. Borrowers shall, within thirty (30) days after the end of each calendar month, deliver to Lender a Compliance Certificate showing compliance by Borrowers with the covenants therein, and certified as accurate by the President or Chief Financial Officer of Borrowers.

10.12

Continued Due Diligence/Field Audits.  Borrowers acknowledge that during the term of this Agreement, Lender and its agents and representatives undertake ongoing and continuing due diligence reviews of Borrowers and their business and operations.  Such ongoing due diligence reviews may include, and each Borrower does hereby allow Lender, to conduct site visits and field examinations of the office locations of each Borrower and to review and inspect the assets and records of each Borrower, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion.  In this regard, in order to cover Lender’s expenses of the ongoing due diligence reviews and any site visits or field examinations which Lender may undertake from time to time while this Agreement is in effect, the Borrowers shall pay to Lender, within five (5) Business Days after receipt of an invoice or demand therefor from Lender, a fee of up to $8,000 per year (based on expected filed audits and ongoing due diligence of $2,000 per quarter) to cover such ongoing expenses.  Failure to pay such fee as and when required shall be deemed an Event of Default under this Agreement and all other Loan Documents.  The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Lender may conduct site visits, field examinations and other ongoing reviews of each Borrower’s records, assets and operations at any time, in its sole discretion, without any limitations in terms of number of site visits or examinations and without being limited to the fee hereby contemplated, all at the sole expense of Borrowers.

10.13

Notice and Other Reports. Borrowers shall provide prompt written notice to Lender if at any time any Borrower fails to comply with the covenant in Section 11 herein.  In addition, Borrowers shall, within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

10.14

Collateral Records. Each Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral including, without limitation, placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by Borrowers indicating that Lender has a Lien in such Chattel Paper.

10.15

Notice of Proceedings.  Each Borrower shall, promptly, but not more than five (5) Business Days after knowledge thereof shall have come to the attention of any officer of such Borrower, give written notice to Lender of all threatened (in writing) or pending actions, suits, and Proceedings before any court or governmental department, commission, board or other administrative agency, or with any other Person, which may have a Material Adverse Effect.

10.16

Notice of Default.  Each Borrower shall, promptly, but not more than five (5) days after it becomes aware of the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

10.17

Environmental Matters.  If any release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Borrower or any Subsidiary or Affiliate of any Borrower, such Borrower shall cause the prompt containment and/or removal of such Hazardous Substances and the remediation and/or operation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, each Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Borrower of activities in response to the release or threatened release of a Hazardous Substance.  To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrowers shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.18

Reporting Status; Listing.  So long as this Agreement remains in effect, and for so long as Lender owns, legally or beneficially, any of the Facility Fee Shares or other shares of Common Stock, or has the right to receive any additional shares of Common Stock, the Issuing Borrower shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities laws and regulations thereof applicable to the Borrower of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Lender promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Facility Fee Shares and any other shares of the Issuing Borrower’s Common Stock issuable to Lender under any Loan Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Issuing Borrower shall comply in all respects with the Issuing Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Issuing Borrower shall promptly provide to Lender copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

10.19

Rule 144.  With a view to making available to Lender the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Lender to sell the Facility Fee Shares or other shares of Common Stock issuable to Lender under any Loan Documents to the public without registration, the Issuing Borrower represents and warrants that: (i) the Issuing Borrower is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Issuing Borrower has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Issuing Borrower was required to file such reports); and (iii) the Issuing Borrower is not an issuer defined as a “Shell Company” (as hereinafter defined).  For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined under Rule 144.  In addition, so long as Lender owns, legally or beneficially, any securities of the Issuing Borrower, or Lender has the right to receive any additional shares of Common Stock, the Issuing Borrower shall, at its sole expense:

(a)

Make, keep and ensure that adequate current public information with respect to the Issuing Borrower, as required in accordance with Rule 144, is publicly available;

(b)

furnish to the Lender, promptly upon reasonable request: (A) a written statement by the Issuing Borrower that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Lender to permit the Lender to sell any of the Facility Fee Shares or other shares of Common Stock acquired hereunder or under the Revolving Note pursuant to Rule 144 without limitation or restriction; and

(c)

promptly at the request of Lender, give the Issuing Borrower’s transfer agent (the “Transfer Agent”) instructions to the effect that, upon the Transfer Agent’s receipt from Lender of a certificate (a “Rule 144 Certificate”) certifying that Lender’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Facility Fee Shares or shares of Common Stock issuable upon conversion of the Revolving Note which Lender proposes to sell (or any portion of such shares which Lender is not presently selling, but for which Lender desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than six (6) months, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Issuing Borrower or its counsel (or from Lender and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Lender or transferee(s) thereof one or more stock certificates representing the transferred (or re-issued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records.  In this regard, upon Lender’s request, the Issuing Borrower shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Lender of any Securities Being Sold, the Issuing Borrower shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, all at the Issuing Borrower’s expense.  Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Lender in connection with issuance of any such shares, or the removal of any restrictive legends thereon, or the transfer of any such shares to any assignee of Lender, shall be paid by the Issuing Borrower, and if not paid by the Issuing Borrower, the Lender may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Issuing Borrower to Lender immediately upon demand therefor, and all such amounts advanced by the Lender shall be additional Obligations due under this Agreement and the Revolving Note and secured under the Loan Documents.  In the event that the Issuing Borrower and/or its counsel refuses or fails for any reason to render the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, then: (A) to the extent the Securities Being Sold could be lawfully transferred (or re-issued) without restrictions under applicable laws, Issuing Borrower’s failure to promptly provide the Rule 144 Opinion or any other documents, certificates or instructions required to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof shall be an immediate Event of Default under this Agreement and all other Loan Documents; and (B) the Issuing Borrower hereby agrees and acknowledges that Lender is hereby irrevocably and expressly authorized to have counsel to Lender render any and all opinions and other certificates or instruments which may be required for purposes of effectuating the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegended certificate to any such Lender or any transferee thereof, and the Issuing Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Issuing Borrower, transfer or re-issue any such Securities Being Sold as instructed by Lender and its counsel.

10.20

Reservation of Shares.  The Issuing Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Revolving Note in accordance with its terms (the “Share Reserve”).  If at any time the Share Reserve is insufficient to effect the full conversion of the Revolving Note then outstanding, the Issuing Borrower shall increase the Share Reserve accordingly.  If the Issuing Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Issuing Borrower shall call and hold a special meeting of the shareholders within forty-five (45) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized.  Issuing Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

11.

FINANCIAL COVENANTS.

11.1

Revenue Covenant.  For each calendar quarter while this Agreement remains in effect, Borrowers, collectively, shall have at least ten percent (10%) growth in revenues over the preceding rolling twelve-month period, as evidenced by Borrowers’ financial statements as filed with the SEC or as otherwise required to be delivered hereunder.

12.

EVENTS OF DEFAULT.

Borrowers, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

12.1

Nonpayment of Obligations.  Any amount due and owing on the Revolving Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within five (5) days after the date such amount is due, or if the Obligations are not repaid in full on the Revolving Loan Maturity Date.

12.2

Misrepresentation.  Any written warranty, representation, certificate or statement of any Borrower in this Agreement, the Loan Documents or any other agreement with Lender shall be false or misleading in any material respect when made or deemed made.

12.3

Nonperformance.  Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article 12), which failure to perform or default in performance continues for a period of thirty (30) days after Borrowers receive notice or knowledge from any source of such failure to perform or default in performance (provided that if Borrowers commence to cure such failure or default promptly after the occurrence thereof, and Borrowers diligently and expeditiously proceed to cure such default but Borrowers are unable to cure such default within such thirty (30)

day period, then such thirty (30) day period shall be extended for such time as Borrowers continue to diligently seek to cure such default, but such extension shall not exceed sixty (60) days or be deemed to extend the Revolving Loan Maturity Date).

12.4

Default under Loan Documents.  Any failure to perform or default in the performance by any Borrower that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents or any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference (provided that if Borrowers commence to cure such failure or default promptly after the occurrence thereof, and Borrowers diligently and expeditiously proceed to cure such default but Borrowers are unable to cure such default within such thirty (30) day period, then such thirty (30) day period shall be extended for such time as Borrowers continue to diligently seek to cure such default, but such extension shall not exceed sixty (60) days or be deemed to extend the Revolving Loan Maturity Date).

12.5

Default under Other Obligations.  Any default by any Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any, other term, condition or covenant contained in any material agreement (including, but not limited to, any capital or operating lease or any agreement in connection with the deferred purchase price of property), the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation or agreement to become due prior to its stated maturity, to terminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement in a manner that could have a Material Adverse Effect on such Borrower.

12.6

Assignment for Creditors.  Any Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Borrower is applied for or appointed, and in the case of such trustee being appointed in a Proceeding brought against such Borrower, such Borrower, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

12.7

Bankruptcy.  Any Proceeding involving any Borrower, is commenced by or against any Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such Proceeding being instituted against any Borrower: (i) such Borrower, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such Proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

12.8

Judgments.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of any Borrower for an amount in excess of $150,000 and which is not fully covered by insurance and such judgment or other process would have a Material Adverse Effect on the ability of such Borrower to perform under this Agreement or under Loan Documents, as determined by Lender in its sole discretion, unless such judgment or other process shall have been, within sixty (60) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged.

12.9

Material Adverse Effect.  A Material Adverse Effect shall occur.

12.10

Change in Control.  Except as permitted under this Agreement, any Change in Control shall occur; provided, however, a Change in Control shall not constitute an Event of Default if: (i) it arises out of an event or circumstance beyond the reasonable control of any Borrower (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity); and (ii) within sixty (60) days after such Change in Control, such Borrower provides Lender with information concerning the identity and qualifications of the individual or individuals who will be in Control, and such individual or individuals shall be acceptable to Lender, in Lender’s sole discretion.

12.11

Collateral Impairment.  The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, and such judgment or other process shall not have been, within forty-five (45) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the reasonable opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence.  The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by any Borrower to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

13.

REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity.  Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrowers to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 12.6, “Assignment for Creditors”, or Section 12.7, “Bankruptcy”, all commitments of Lender to Borrowers shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender.  The Borrowers hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Borrowers or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender.  No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  Each Borrower agrees that in the event that any Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14.

MISCELLANEOUS.

14.1

Obligations Absolute.  None of the following shall affect the Obligations of any Borrower to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a)

acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b)

release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Borrowers);

(c)

release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations; or

(d)

failure of Lender to resort to any other security or to pursue Borrowers or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2

Entire Agreement.  This Agreement and the other Loan Documents: (i) are valid, binding and enforceable against the each of the Borrowers and Lender in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Borrowers and Lender.  No promises, either expressed or implied, exist between the Borrowers and Lender, unless contained herein or in the Loan Documents.  This Agreement and the Loan Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

14.3

Amendments; Waivers.  No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

14.4

WAIVER OF DEFENSES. THE CREDIT PARTIES WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.  THE CREDIT PARTIES WAIVE ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFY AND CONFIRM WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE DATE OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.5

WAIVER OF JURY TRIAL. LENDER AND EACH OF THE CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND BORROWER (OR EITHER GUARANTOR) ARE ADVERSE PARTIES.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.6

JURISDICTION.  TO INDUCE LENDER TO MAKE THE LOANS, EACH BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE REVOLVING NOTE, ANY OTHER AGREEMENT WITH LENDER OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE COUNTY OF CLARK, NEVADA, PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO A BORROWER, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

14.7

Assignability. Lender may at any time assign Lender’s rights in this Agreement, the Revolving Note, any Loan Document, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral (provided, however, that Lender shall not so assign to any party that Lender knows is a direct or indirect competitor of Borrowers).  In addition, Lender may at any time sell one or more participations in the Loans. The Credit Parties may not sell or assign this Agreement, any Loan Document or any other agreement with Lender, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.  This Agreement shall be binding upon Lender and the Credit Parties and their respective legal representatives, successors and permitted assigns.  All references herein to a Borrower shall be deemed to include any successors, whether immediate or remote.  In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.8

Confidentiality. Each of the parties hereto shall keep confidential any information obtained from the other party (except information publicly available or in such party’s domain prior to disclosure of such information from the other party hereto, and except as required by applicable laws) and shall promptly return to the other party all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

14.9

Publicity.  Borrowers and Lender shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that Borrowers shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations.  Notwithstanding the foregoing, Borrowers shall use their best efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof.  With respect to any press release to be made by Lender, Borrowers hereby authorize and grants blanket permission to Lender to include the Borrowers’ stock symbol, if any, in any press releases.  Borrowers shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Lender in connection with any such press releases.

14.10

Binding Effect.  This Agreement shall become effective upon execution by Borrowers and Lender.

14.11

Governing Law.  This Agreement, the Loan Documents and the Revolving Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

14.12

Enforceability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.13

Survival of Borrower’s Representations.  All covenants, agreements, representations and warranties made by any Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note, and shall be deemed to be continuing representations and warranties until such time as each Borrower has fulfilled all of its Obligations to Lender, and Lender has been paid in full. Lender, in extending financial accommodations to Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

14.14

Extensions of Lender’s Commitment and the Revolving Note.  This Agreement shall secure and govern the terms of any extensions or renewals of Lender’s commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by Borrowers and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

14.15

Time of Essence.  Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by each Borrower of each covenant, agreement, provision and term of this Agreement.

14.16

Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.17

Electronic Signatures. Lender is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to Lender by facsimile, telegraphic or other electronic transmission (each, a “Communication”) which Lender in good faith believes has been signed by a Borrower and has been delivered to Lender by a properly authorized representative of a Borrower, whether or not that is in fact the case.  Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

14.18

Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day.  Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day.  Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.  The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances:

If to any Borrower:	Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205
Henderson, NV 89052
	Attention:	Mr. Johnny R. Thomas, CEO
	Telephone:	702-263-1808
	Facsimile:	702-263-1824
	E-Mail:	thomas@blueearthinc.com

With a copy to:	Davidoff Hutcher & Citron LLP
605 Third Avenue New York, NY 10158 Attention: Elliot H. Lutzker, Esq. Telephone: 646-428-3210 Facsimile: 212-286-1884 E-Mail: ehl@dhclegal.com

If to the Lender:	TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, Florida 33020
	Attention:	Robert Press, Director
	Telephone:	(786) 323-1650
	Facsimile:	(786) 323-1651
	E-Mail:	bpress@trafcap.com

With a Copy to:	David Kahan, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, Florida 33487
	Telephone:	(561) 672-8330
	Facsimile:	(561) 672-8301
	E-Mail:	david@dkpalaw.com

14.19

Indemnification.  Each Borrower agrees to defend, protect, indemnify and hold harmless Lender and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, a “Lender Indemnitee” and collectively, the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Lender Indemnitee thereto), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrowers and Lender; provided, however, that Borrowers shall not have any obligations hereunder to any Lender Indemnitee with respect to matters caused by or resulting from the willful misconduct, gross negligence or criminal conduct of such Lender Indemnitee.  To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law.  Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrowers, be added to the Obligations of Borrowers and be secured by the Collateral.  The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

14.20

Release.  In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each Borrower hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue Lender, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Closing Date, including, without  limiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Loan Documents, entered into by any Borrower with Lender and any and all claims that any Borrower does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents.

14.21

Interpretation.  If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same.  The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

14.22

Compliance with Federal Law.  The Credit Parties shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls a Credit Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any government, foreign or national; (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply, and cause each of such Credit Party’s Subsidiaries to comply, with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended.  As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

14.23

Joint and Several Liability.  The liability of all Borrowers hereunder for the Obligations, or for the performance of any other term, condition, covenant or agreement of any Borrower hereunder, shall be joint and several.

14.24

Escrow for Existing UCC’s.  The parties recognize and acknowledge that Xnergy, Inc., one of the Subsidiaries of the Issuing Borrower, has two UCC financing statements filed with the Secretary of State of California against certain of its assets, as evidenced by UCC financing statement with File No. 127297296318 naming UTC Power Corporation (“UTC”) as secured party (the “UTC UCC”), and UCC financing statement with File No. 127339918104 naming Suntech America, Inc. (“Suntech”) as secured party (the “Suntech UCC”) (the UTC UCC and the Suntech UCC are sometimes hereinafter collectively referred to as the “Existing UCC’s”).  The Borrowers hereby represent and warrant to Lender that the approximate principal amount outstanding under the obligation that is secured by the UTC UCC is $88,000.00, and that the approximate principal amount outstanding under the obligation that is secured by the Suntech UCC is $119,000.00.  In this regard, in connection with the funding of the initial Revolving Loan funded hereunder on the Closing Date, the Lender shall withhold from the Revolving Loan proceeds, an amount on account of the UTC UCC of $88,000.00 (the “UTC Withheld Amount”), and an amount on account of the Suntech UCC of $119,000.00 (the “Suntech Withheld Amount”).  The UTC Withheld Amount and the Suntech Withheld Amount shall be held by David Kahan, P.A., as “Escrow Agent” hereunder, and shall only be released as follows: (A) the UTC Withheld Amount (or such portion thereof as may be agreed as payable to UTC in full payment of all obligations secured by the UTC UCC) shall only be released to UTC, upon Lender’s receipt of documentation satisfactory to Lender: (i) showing a full payoff amount (including a per diem) for the entire obligation secured by the UTC UCC; (ii) providing for wire instructions or other payment instructions for payment of such obligations; and (iii) providing that upon receipt of such payment, the UTC UCC will be terminated of record; and (B) the Suntech Withheld Amount (or such portion thereof as may be agreed as payable to Suntech in full payment of all obligations secured by the Suntech UCC) shall only be released to Suntech, upon Lender’s receipt of documentation satisfactory to Lender: (i) showing a full payoff amount (including a per diem) for the entire obligation secured by the Suntech UCC; (ii) providing for wire instructions or other payment instructions for payment of such obligations; and (iii) providing that upon receipt of such payment, the Suntech UCC will be terminated of record.  If amounts are paid to UTC and/or Suntech in accordance with the foregoing, and such amounts so paid are less than the UTC Withheld Amount and the Suntech Withheld Amount, respectively and as applicable, then any such remaining sums shall be delivered to the Borrowers after payment of such outstanding obligations secured by the Existing UCC’s, as applicable.  Until the UTC Withheld Amount and the Suntech Withheld Amount are each fully disbursed to the applicable Persons in accordance with this Section 14.24, all amounts at any time comprising the UTC Withheld Amount or the Suntech Withheld Amount shall be additional security for all Obligations of the Borrowers to Lender under this Agreement and all other Loan Documents, and be secured by the Security Agreement and other applicable Loan Documents.  Notwithstanding anything contained in this Section 14.24 to the contrary, in the event the Borrowers have indefeasibly paid all Obligations they have to Lender under this Agreement and all other Loan Documents, and there is no further commitments by the Lender to advance funds to the Borrowers under this Agreement or any other Loan Documents, then in such event and at such time, any portion of the UCT Withheld Amount and the Suntech Withheld Amount then in Escrow Agent’s possession shall be released to the Borrowers.  Any action taken by UCT or Suntech to enforce any rights they may have in connection with the obligations secured by the Existing UCC’s shall constitute an Event of Default under this Agreement, and in any such event, the Lender may, in its sole discretion, use and pay the UTC Withheld Amount and/or the Suntech Withheld Amount, and apply same to the Obligations hereunder, or otherwise to pay same, or any portion thereof, to UTC and/or Suntech in satisfaction of their obligations secured by the Existing UCC’s.

14.25

Matters Relating to Escrow Agent.

(a)

The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.  Escrow Agent agrees to hold the UTC Withheld Amount and the Suntech Withheld Amount (the “Escrowed Property”) in a non-interest bearing account and to release same only in accordance with the terms and conditions set forth in this Agreement and only upon a written direction from Lender.

(b)

The Escrow Agent may act in reliance upon any writing or instrument (including e-mail) or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any Person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow or given to Escrow Agent under this Agreement, nor as to the identity, authority, or right of any Person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrowed Property, and for the disposition of the same in accordance with this Agreement.  Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

(c)

Escrow Agent shall hold in escrow, pursuant to this Agreement, the Escrowed Property actually delivered and received by Escrow Agent hereunder, and Escrow Agent shall not be obligated to ascertain the existence of (or initiate recovery of) any other property other than property actually received by Escrow Agent.  If all or any portion of the Escrowed Property is in the form of a check or in any other form other than cash, Escrow Agent shall deposit same as required but shall not be liable for the nonpayment thereof, nor responsible to enforce collection thereof.  Escrow Agent shall not be liable for failure of any financial institution where the Escrowed Property is deposited.

(d)

In the event instructions from Lender, the Borrowers, or any other Person would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs.  It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Escrowed Property and for the disposition of same in accordance with this Agreement.  The Borrowers and Lender, jointly and severally, each hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, actions, liabilities, costs and other expenses of any nature or kind, which it may incur or with which it may be threatened, directly or indirectly, including all attorneys’ fees and costs of litigation, arising from or in any way connected with this Agreement or which may result from Escrow Agent’s following of instructions from Lender in accordance with this Agreement, except those arising as a result of Escrow Agent’s gross negligence or willful misconduct.  Escrow Agent shall be vested with a lien on all Escrowed Property under the terms of this Agreement, for indemnification, attorneys’ fees, court costs and all other costs and expenses arising from any such claims or expenses, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between the Lender and the Borrowers, or any other Person, as to the correct interpretation of this Agreement, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any proceeding, to hold any property hereunder until and unless said additional expenses, fees and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Borrowers.

(e)

In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Lender, the Borrowers or from any other Person with respect to the Escrowed Property, which, in Escrow Agent’s sole opinion, are in conflict with each other or with any provision of this Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by Lender and the Borrowers and said other Persons, if any, or by a final order or judgment of a court of competent jurisdiction.  If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion, deposit the Escrowed Property with a court having jurisdiction over this Agreement, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Lender and the Borrowers for all costs, including reasonable attorneys’ fees, in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.  In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Property, Escrow Agent shall, at its sole option, either: (i) tender the Escrowed Property in its possession to the registry of the appropriate court; or (ii) disburse the Escrowed Property in its possession in accordance with the court’s ultimate disposition of the case, and Lender and the Borrowers hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys’ fees and court costs at all trial and appellate levels.

(f)

The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Borrowers and Lender) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(g)

The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement.  If a successor Escrow Agent is not appointed by the Lender and Borrowers within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

(h)

Conflict Waiver. The Borrowers hereby acknowledge that the Escrow Agent is counsel to the Lender in connection with the transactions contemplated and referred herein. The Borrowers agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Lender and the Borrowers will not seek to disqualify such counsel and waives any objection the Borrowers might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.  The Lender and the Borrowers acknowledge and agree that nothing in this Agreement shall prohibit Escrow Agent from: (i) serving in a similar capacity on behalf of others; or (ii) acting in the capacity of attorneys for one or more of the parties hereto in connection with any matter.

[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrowers and Lender have executed this Credit Agreement as of the date first above written.

BORROWERS:

BLUE EARTH, INC., a Nevada corporation	BLUE EARTH TECH, INC., a Nevada corporation

By: /s/ Johnny R. Thomas	By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas	Name: Johnny R. Thomas
Title: CEO	Title: CEO

BLUE EARTH ENERGY MANAGEMENT, INC., a Nevada corporation	BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a Nevada corporation

By: /s/ Johnny R. Thomas	By: /s/ John Pink
Name: Johnny R. Thomas	Name: John Pink
Title: CEO	Title: CEO

BLUE EARTH FINANCE, INC., a Nevada corporation	BLUE EARTH ENERGY PARTNERS, LLC, a Nevada limited liability company

By: /s/ Johnny R. Thomas	By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas	Name: Johnny R. Thomas
Title: CEO	Title: CEO

CASTROVILLA, INC., a California corporation	XNERGY, INC., a California corporation

By: /s/ John Pink	By: /s/ Jason Davis
Name: John Pink	Name: Jason Davis
Title: CEO	Title: CEO

HVAC CONTROLS & SPECIALTIES, INC., an Idaho corporation	ECOLEGACY GAS & POWER, LLC, a California limited liability company

By: /s/ Keith Altman	By: /s/ Jason Davis
Name: Keith Altman	Name: Jason Davis
Title: CEO	Title: Managing Member

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:

TCA Global Credit Fund GP, Ltd.

Its:

General Partner

By:

/s/ Robert Press

Robert Press, Director